Exhibit 99.1

PRESS RELEASE

FTAI Announces Fourth Quarter and Full Year 2015 Results, Dividend of $0.33 per Common Share

NEW YORK, March 1, 2016 - Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2015. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

($ in 000s, except per share data)
Selected Financial Results(1)	Q4’15	FY15
Funds Available for Distribution ("FAD")	$10,073	$48,088
Adjusted Net Income	$(2,563)	$7,787
Adjusted Net Income per Share	$(0.03)	$0.12
Adjusted EBITDA	$21,679	$107,262

Net Income (Loss) Attributable to Shareholders	$(4,699)	$(11,826)
Basic and Diluted Earnings (Loss) per Share	$(0.06)	$(0.18)

1) For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the fourth quarter of 2015, our total FAD was $10.1 million. This amount includes $24.2 million from equipment leasing activities, offset by $(5.4) million and $(8.7) million from infrastructure and corporate activities, respectively.

Fourth Quarter 2015 Dividend

The Company’s Board of Directors declared a cash dividend of $0.33 per common share, payable on March 28, 2016, to holders of record on March 18, 2016.

Other Matters

On February 29, 2016, the Company agreed to sell approximately 39,000 shipping containers that are subject to a direct finance lease with a major Asian shipping line for a modest gain. We anticipate that the closing of this transaction will occur in the near future. After the payoff of debt, we expect to receive net proceeds of approximately $25 million.

The Company currently expects that, early next week, the Port of Beaumont Navigation District of Jefferson County, Texas will consummate the issuance of $144.2 million of tax exempt bonds. In connection with the closing of such issuance, which is being made on a best efforts basis, the Company expects that all amounts outstanding under Jefferson Terminal’s existing $100 million credit agreement will be repaid. In the event such issuance is not consummated, or is materially delayed, then the Company may elect to fund a portion of Jefferson Terminal’s short-term liquidity needs with cash-on-hand.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

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Conference Call

The Company will host a conference call on March 2, 2016 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-855-548-8666 (from within the U.S.) or 1-412-455-6183 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on March 2, 2016 through midnight Wednesday, March 9, 2016 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 48757391.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, including without limitation statements as to the amount, timing and manner of the expected disposition of shipping containers or the issuance of bonds by the Port of Beaumont Navigation District of Jefferson County, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini

Investor Relations

Fortress Transportation and Infrastructure Investors LLC

(212) 798-6128

aandreini@fortress.com

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U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in March 2016 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0700
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources(4) / Return of Capital	$0.2600
Distribution Per Share	$0.3300

1) U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

2) Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.

3) This income is subject to withholding under §1441 of the Code.

4) This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

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Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Equipment leasing revenues	$22,712	$15,966	$92,743	$43,984
Infrastructure revenues	11,086	7,453	43,825	13,946
Total revenues	33,798	23,419	136,568	57,930

Expenses
Operating expenses	18,595	14,518	68,793	27,223
General and administrative	2,663	658	7,568	2,007
Acquisition and transaction expenses	1,511	169	5,683	11,450
Management fees and incentive allocation to affiliate	4,513	1,928	15,018	5,463
Depreciation and amortization	12,433	7,257	45,308	15,998
Interest expense	5,071	2,952	19,311	5,872
Total expenses	44,786	27,482	161,681	68,013

Other income (expense)
Equity in (loss) earnings of unconsolidated entities	162	1,262	(6,956)	6,093
Gain on sale of equipment, net	1,382	3,512	3,419	7,576
Interest income	117	120	579	186
Other income, net	20	(114)	26	20
Total other income (expense)	1,681	4,780	(2,932)	13,875

(Loss) Income before income taxes	(9,307)	717	(28,045)	3,792
Provision for income taxes	(60)	160	586	874
Net (loss) income	(9,247)	557	(28,631)	2,918
Less: Net (loss) income attributable to non-controlling interests in consolidated subsidiaries	(4,548)	(3,118)	(16,805)	(4,862)
Net (loss) income attributable to shareholders	$(4,699)	$3,675	$(11,826)	$7,780

(Loss) Earnings per Share:
Basic and Diluted	$(0.06)	$0.07	$(0.18)	$0.15
Weighted Average Shares Outstanding:
Basic	75,718,183	53,502,873	67,039,439	53,502,873
Diluted	75,718,183	53,502,873	67,039,439	53,502,873

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FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)

 (Dollar amounts in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$381,703	$22,125
Restricted cash	21,610	21,084
Accounts receivable, net	14,466	9,588
Leasing equipment, net	636,681	509,379
Finance leases, net	82,521	102,813
Property, plant, and equipment, net	299,678	227,381
Investment in and advances to unconsolidated entity	10,675	21,569
Tendered bonds	—	298,000
Intangible assets, net	44,129	52,169
Goodwill	116,584	116,584
Other assets	41,594	24,048
Total assets	$1,649,641	$1,404,740

Liabilities
Accounts payable and accrued liabilities	$34,995	$43,174
Debt	271,057	592,867
Maintenance deposits	30,494	35,575
Security deposits	15,990	13,622
Other liabilities	6,419	6,005
Total liabilities	358,955	691,243

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,718,183 and 53,502,873 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively)	757	535
Additional paid in capital	1,184,198	613,683
Accumulated deficit	(18,769)	—
Accumulated other comprehensive income	97	214
Shareholders' equity	1,166,283	614,432
Non-controlling interest in equity of consolidated subsidiaries	124,403	99,065
Total equity	1,290,686	713,497
Total liabilities and equity	$1,649,641	$1,404,740

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FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(28,631)	$2,918
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Equity in loss (earnings) of unconsolidated entities	6,956	(6,093)
Gain on sale of equipment	(3,419)	(7,576)
Security deposits and maintenance claims included in earnings	(439)	—
Equity-based compensation	4,662	1,265
Depreciation and amortization	45,308	15,998
Change in current and deferred income taxes	61	626
Change in fair value of non-hedge derivative	14	25
Amortization of lease intangibles and incentives	7,016	2,694
Amortization of deferred financing costs	1,469	576
Operating distributions from unconsolidated entities	209	8,207
Bad debt expense	676	281
Other	(250)	(32)
Change in:
Accounts receivable	(5,940)	(7,212)
Other assets	(5,057)	(2,654)
Accounts payable and accrued liabilities	3,180	(45,900)
Management fees payable to affiliate	(1,168)	2,362
Other liabilities	(1,119)	2,964
Net cash provided by (used in) operating activities	23,528	(31,551)

Cash flows from investing activities:
Change in restricted cash	(526)	(7,306)
Investment in notes receivable	(14,869)	—
Construction deposit related to vessel	—	(7,450)
Principal collections on finance leases	20,292	11,931
Acquisition of leasing equipment	(165,090)	(387,118)
Acquisition of property plant and equipment	(96,028)	(49,441)
Acquisition of lease intangibles	(2,446)	(20,435)
Collection of notes receivable	—	4,500
Acquisition of CMQR	—	(11,308)
Acquisition of Jefferson Terminal	—	(47,811)
Acquisition of pre-existing debt relationships	—	(97,616)
Proceeds from sale of leasing equipment	13,625	31,597
Proceeds from sale of property, plant and equipment	893	842
Proceeds from sale of equipment held for sale	—	135
Proceeds from deposit on sale of engine	500	—
Escrow funding for the purchase of aircraft	—	(1,000)
Return of capital distributions from unconsolidated entities	3,728	9,064
Net cash used in investing activities	$(239,921)	$(571,416)

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FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2015	2014
Cash flows from financing activities:
Proceeds from debt	$200	$179,569
Repayment of debt	(23,761)	(31,131)
Payment of deferred financing costs	(136)	(4,793)
Receipt of security deposits	2,060	2,389
Return of security deposits	(960)	(500)
Receipt of maintenance deposits	10,149	3,324
Release of maintenance deposits	(14,764)	(3,026)
Proceeds from issuance of common shares, net of underwriter's discount	354,057	—
Common shares issuance costs	(2,998)	—
Capital contributions from shareholders	295,879	490,747
Capital distributions to shareholders	(44,917)	(75,999)
Capital contributions from non-controlling interests	37,826	57,841
Capital distributions to non-controlling interests	(321)	(565)
Cash dividends paid	(36,343)	—
Net cash provided by financing activities	575,971	617,856

Net increase in cash and cash equivalents	359,578	14,889
Cash and cash equivalents, beginning of period	22,125	7,236
Cash and cash equivalents, end of period	$381,703	$22,125

Supplemental disclosure of cash flow information:
Cash paid for interest	$18,566	$3,627
Cash paid for taxes	$507	$274

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of leasing equipment	$(5,408)	$(52,556)
Acquisition of CMQR	$—	$(2,991)
Acquisition of Jefferson	$—	$(38,207)
Acquisition of property, plant and equipment	$(203)	$(22,454)
Settled and assumed security deposits	$2,388	$8,317
Billed, assumed and settled maintenance deposits	$(1,146)	$34,461
Non-cash contribution of non-controlling interest	$—	$38,207
Equity compensation to non-controlling interest	$4,638	$1,265
Loan receivable from non-controlling interest	$—	$3,725
Distribution payable	$—	$(411)
Common share issuance costs	$(1,908)	$—
Change in fair value of cash flow hedge	$(117)	$(114)

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Key Performance Measures

Management utilizes Adjusted Net Income and Adjusted EBITDA as performance measures. Adjusted Net Income is the key performance measure and reflects the current management of our businesses and provides us with the information necessary to assess operational performance as well as make resource and allocation decisions. Adjusted Net Income should not be considered as an alternative to net income attributable to shareholders as determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

Adjusted Net Income is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities; (b) to include the impact of cash income tax payments, our pro-rata share of the Adjusted Net Income from unconsolidated entities (collectively “Adjusted Net Income”), and (c) to exclude the impact of the non-controlling share of Adjusted Net Income. We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income. We believe that net income attributable to shareholders as defined by GAAP is the most appropriate earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of Net Income attributable to shareholders to Adjusted Net Income for the periods ended December 31, 2015 and December 31, 2014:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net (loss) income attributable to shareholders	$(4,699)	$3,675	$(11,826)	$7,780
Add: Provision for income taxes	(60)	160	586	874
Add: Equity-based compensation expense	968	981	4,662	1,265
Add: Acquisition and transaction expenses	1,511	169	5,683	11,450
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	6	14	25
Add: Asset impairment charges	—	—	—	—
Add: Pro-rata share of Adjusted Net Income from unconsolidated entities (1)	162	1,262	3,552	6,155
Add: Incentive allocations	—	—	—	—
Less: Cash payments for income taxes	—	(274)	(507)	(274)
Less: Equity in earnings of unconsolidated entities	(162)	(1,262)	6,956	(6,093)
Less: Non-controlling share of Adjusted Net Income (2)	(283)	(292)	(1,333)	(525)
Adjusted Net Income	$(2,563)	$4,425	$7,787	$20,657

(1)	Pro-rata share of Adjusted Net Income from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for asset impairment charges of $10,508 for the twelve months ended December 31, 2015. Pro-rata share of Adjusted Net Income from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for loss on extinguishment of debt of $62 for the twelve months ended December 31, 2014.

(2)	The Company's non-controlling share of Adjusted Net Income is comprised of the following for the three months ended December 31, 2015 and 2014, respectively: (i) equity-based compensation of $288 and $340, (ii) provision for income tax of $(5) and $(48), and (iii) cash tax payments of $0 and $0. The Company's non-controlling share of Adjusted Net Income is comprised of the following for the twelve months ended December 31, 2015 and 2014, respectively: (i) equity-based compensation of $1,387 and $454, (ii) provision for income tax of $16 and $71, and (iii) cash tax payments of $(70) and $0.

In addition, we view Adjusted EBITDA as a secondary measurement to Adjusted Net Income, which serves as a useful supplement to investors, analysts and management to measure operating performance of deployed assets and to compare the Company’s operating results to the operating results of our peers and between periods on a consistent basis. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

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Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense; (b) to include the impact of principal collections on direct finance leases (collectively, “Adjusted EBITDA”) and our pro-rata share of Adjusted EBITDA from unconsolidated entities; and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of Net Income attributable to shareholders to Adjusted EBITDA for the periods ended December 31, 2015 and December 31, 2014:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net (loss) income attributable to shareholders	$(4,699)	$3,675	$(11,826)	$7,780
Add: Provision for income taxes	(60)	160	586	874
Add: Equity-based compensation expense	968	981	4,662	1,265
Add: Acquisition and transaction expenses	1,511	169	5,683	11,450
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	6	14	25
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense (3)	14,069	8,299	52,324	18,692
Add: Interest expense	5,071	2,952	19,311	5,872
Add: Principal collections on direct finance leases	2,880	2,903	20,292	11,931
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	5,135	6,068	21,335	40,014
Less: Equity in earnings of unconsolidated entities	(162)	(1,262)	6,956	(6,093)
Less: Non-controlling share of Adjusted EBITDA (5)	(3,034)	(1,519)	(12,075)	(2,497)
Adjusted EBITDA	$21,679	$22,432	$107,262	$89,313

(3)	The Company's depreciation and amortization expense includes $12,433 and $7,257 of depreciation and amortization expense, $1,576 and $1,042 of lease intangible amortization, and $60 and $0 of amortization for lease incentives in the three months ended December 31, 2015 and 2014, respectively. The Company's depreciation and amortization expense includes $45,308 and $15,998 of depreciation and amortization expense, $6,774 and $2,694 of lease intangible amortization, and $242 and $0 of amortization for lease incentives in the twelve months ended December 31, 2015 and 2014, respectively.

(4)	The Company's pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended December 31, 2015 and 2014: (i) net income of $113 and $1,262, (ii) interest expense of $356 and $495, (iii) depreciation and amortization expense of $956 and $310, (iv) principal collections of finance leases of $3,710 and $4,001, and (v) asset impairment charges of $0 and $0, respectively. The Company’s pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the twelve months ended December 31, 2015 and 2014: (i) net income of $(7,165) and $5,876, (ii) interest expense of $1,778 and $2,561, (iii) depreciation and amortization expense of $1,866 and $1,232, (iv) principal collections of finance leases of $14,348 and $30,345, and (v) asset impairment charges of $10,508 and $0, respectively.

(5)	The Company's non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended December 31, 2015 and 2014: (i) equity based compensation of $288 and $340, (ii) provision for income taxes of $(5) and $(48), (iii) interest expense of $1,296 and $365, and (iv) depreciation and amortization expense of $1,455 and $862, respectively. The Company's non-controlling share of Adjusted EBITDA is comprised of the following items for the twelve months ended December 31, 2015 and 2014: (i) equity based compensation of $1,387 and $454, (ii) provision for income taxes of $16 and $71, (iii) interest expense of $4,926 and $642, and (iv) depreciation and amortization expense of $5,746 and $1,330, respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD will be a useful metric for investors and analysts for similar purposes. The Company defines FAD as: net cash provided by (used in) operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

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The following table sets forth a reconciliation of net cash provided by operating activities to FAD for the periods ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net Cash Provided by (Used in) Operating Activities	$(3,342)	$(3,765)	$23,528	$(31,551)
Add: Principal Collections on Finance Leases	2,880	2,903	20,292	11,931
Add: Proceeds from sale of assets	5,265	17,536	14,518	37,074
Add: Return of Capital Distributions from Unconsolidated Entities	807	2,757	3,728	9,064
Less: Required Payments on Debt Obligations	(3,997)	(4,245)	(23,761)	(31,131)
Less: Capital Distributions to Non-Controlling Interest	(12)	(143)	(321)	(565)
Exclude: Changes in Working Capital	8,472	10,482	10,104	50,440
Funds Available for Distribution (FAD)	$10,073	$25,525	$48,088	$45,262

The following tables set forth a reconciliation of net cash provided by operating activities to FAD for the periods ended December 31, 2015:

	Three Months Ended December 31, 2015
	(in thousands)
	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$24,149	$(5,377)	$(8,699)	$10,073
Less: Principal Collections on Finance Leases				(2,880)
Less: Proceeds from sale of assets				(5,265)
Less: Return of Capital Distributions from Unconsolidated Entities				(807)
Add: Required Payments on Debt Obligations				3,997
Add: Capital Distributions to Non-Controlling Interest				12
Include: Changes in Working Capital				(8,472)
Net Cash from Operating Activities				$(3,342)

	Year Ended December 31, 2015
	(in thousands)
	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$102,326	$(25,974)	$(28,264)	$48,088
Less: Principal Collections on Finance Leases				(20,292)
Less: Proceeds from sale of assets				(14,518)
Less: Return of Capital Distributions from Unconsolidated Entities				(3,728)
Add: Required Payments on Debt Obligations				23,761
Add: Capital Distributions to Non-Controlling Interest				321
Include: Changes in Working Capital				(10,104)
Net Cash from Operating Activities				$23,528

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FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP and it is not the only metric that should be considered when evaluating the Company’s ability to meet its stated dividend policy. Specifically: (i) FAD does not include equity capital raised, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations; (ii) FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified; (iii) While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases; (iv) FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity; (v) FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments; (vi) FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences which are not meaningful to the Company’s distribution decisions; and (vii) Management has significant discretion to make distributions and the Company is not bound by any contractual provision that requires it to use cash for distributions. If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.

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